UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K
____________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2025
____________________________________________________________________________________________________________

Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(949) 774-7640
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2025 (the “Effective Date”), Virgin Galactic Holdings, Inc., together with Virgin Galactic, LLC (which we refer to, collectively with Virgin Galactic Holdings, Inc., as the “Company”), entered into an amended and restated employment agreement (the “A&R Employment Agreement”) with Michael Colglazier in connection with the expiration of the initial employment term under the employment agreement that Mr. Colglazier previously entered into with the Company. The term of the A&R Employment Agreement commences on the Effective Date and ends on the fifth anniversary of that date, unless earlier terminated in accordance with its terms. At the end of the five-year term, the A&R Employment Agreement will automatically renew for successive 12-month periods unless either the Company or Mr. Colglazier elects not to extend such agreement.

The material changes under the A&R Employment Agreement are as follow:

•Annual base salary of $1,125,000 will increase to $1,250,000 on April 1, 2026.

•Target annual bonus will be 150% of annual base salary.

•Eligibility to earn a retention bonus in an aggregate amount equal to $2,250,000. $1,250,000 of the retention bonus was paid no later than July 31, 2025 and the remaining $1,000,000 will be paid upon the completion of the first revenue-generating Delta spaceflight, subject to Mr. Colglazier’s continued employment through the date on which such spaceflight occurs. If Mr. Colglazier’s employment is terminated by the Company for “cause” or Mr. Colglazier terminates his employment without “good reason” (each such term, as defined in the A&R Employment Agreement), in either case, on or before December 31, 2026, Mr. Colglazier will repay to the Company the after-tax amount of the retention bonus (or a portion thereof) that had actually been paid to him as of the termination date. However, if the termination of Mr. Colglazier’s employment occurs on or following a “change in control” (as defined in the A&R Employment Agreement) for any reason, then Mr. Colglazier will not be required to repay any portion of the retention bonus.

•Commencing with calendar year 2026, eligibility to receive an annual long-term incentive compensation award with a target value of $6,000,000.

•Severance payments and benefits under a qualifying termination of employment include:

◦Cash severance multiplier of 2x.

◦24 months of Company-subsidized healthcare coverage after the termination date.

◦Pro-rated accelerated vesting of any then-outstanding Company performance-vesting long-term incentive compensation awards, based on the target level of performance. However, if the termination occurs on or within 24 months following a change in control, then such performance-vesting long-term incentive compensation awards will become fully vested, based on the target level of performance.

The foregoing description of the A&R Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the A&R Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated July 29, 2025, by and among Virgin Galactic Holdings, Inc., Virgin Galactic, LLC and Michael Colglazier.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: August 1, 2025	By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary